As filed with the Securities and Exchange Commission on September 18, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AFFIMED N.V.

(Exact Name of Registrant as specified in its charter)

The Netherlands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Technologiepark,

Im Neuenheimer Feld 582

69120 Heidelberg, Germany

(+49) 6221-65307-0

(Address including zip code of Principal Executive Offices)

Affimed N.V. Stock Option Incentive Plan 2007

Affimed N.V. Equity Incentive Plan 2014

(Full title of the plans)

National Corporate Research, Ltd.

10 East 40th Street

New York, NY 10016

(212) 947-7200

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Kyoko Takahashi Lin

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Shares, par value EUR 0.01 per share, reserved for issuance pursuant to the Affimed N.V. Equity Incentive Plan 2014	1,678,892	$6.17(3)	$10,358,763.64	$1,334.21
Common Shares, par value EUR 0.01 per share, reserved for issuance pursuant to option awards outstanding under the Affimed N.V. Stock Option Equity Incentive Plan 2007	734,142	$5.29(4)	$3,883,611.18	$500.21
Total Common Shares	2,413,034	N/A	$14,242,374.82	$1,834.42

(1)	This Registration Statement on Form S-8 (this “Registration Statement”) covers common shares, par value EUR 0.01 per share (“Common Shares”), of Affimed N.V. (the “Registrant”) issuable pursuant to the plans set forth in this table (collectively, the “Plans”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional Common Shares that become issuable under any of the Plans by reason of any share dividend, share split or other similar transaction.
(2)	Rounded up to the nearest penny.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act on the basis of the average of the high and low prices reported for a Common Share on the NASDAQ Stock Market on September 17, 2014.
(4)	Estimated pursuant to Rule 457(h) under the Securities Act, solely for the purpose of computing the registration fee, based on the weighted average per share exercise price of the options outstanding under the applicable Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a) Amendment No. 5 to the Registrant’s Securities Act Registration Statement on Form F-1 filed with the Commission on September 11, 2014 (Registration No. 333-197097), which contains the Registrant’s audited statement of financial position as of June 30, 2014 and the predecessor’s audited financial statements for the latest fiscal year for which such statements have been filed.

(b) The Registrant’s prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, relating to the Registrant’s Securities Act Registration Statement on Form F-1, as amended (Registration No. 333-197097).

(c) The description of the Registrant’s share capital which is contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001- 36619), dated September 10, 2014, filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) including any amendments or supplements thereto.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, including any Reports of Foreign Private Issuers on Form 6-K submitted during such period (or portion thereof) that is identified in such form as being incorporated by reference into this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. The Registrant is not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable, see Item 3(c).

Item 5. Interests of Named Experts and Counsel.

Certain legal matters with respect to the offering of the Common Shares registered hereby have been passed on by De Brauw Blackstone Westbroek N.V.

Item 6. Indemnification of Directors and Officers.

The Registrant’s managing directors and supervisory directors have the benefit of indemnification provisions in the Registrant’s Articles of Association. These provisions give managing directors and supervisory directors the right, to the fullest extent permitted by law, to recover from us amounts, including but not limited to litigation expenses, and any damages they are ordered to pay, in relation to acts or omissions in the performance of their duties. However, there is generally no entitlement to indemnification for acts or omissions that amount to willful (opzettelijk), intentionally reckless (bewust roekeloos) or seriously culpable (ernstig verwijtbaar) conduct. In addition, the Registrant has entered into agreements with the managing directors and supervisory directors to indemnify them against expenses and liabilities to the fullest extent permitted by law. These agreements also provide, subject to certain exceptions, for indemnification for related expenses including, among others, attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by any of these individuals in any action or proceeding. In addition to such indemnification, the Registrant provides the managing directors and supervisory directors with directors’ and officers’ liability insurance. Insofar as indemnification of liabilities arising under the Securities Act may be permitted to supervisory directors, managing directors or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number

4.1	Form of Registration Rights Agreement (incorporated herein by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant’s Securities Act Registration Statement on Form F-1, filed July 17, 2014 (Registration No. 333-197097))

4.2	Deed of Issue of Common Shares in the share capital of Affirmed N.V. (incorporated herein by reference to Exhibit 4.3 to Post-Effective Amendment No. 1 to the Registrant’s Securities Act Registration Statement on Form F-1, filed September 17, 2014 (Registration No. 333-197097))

4.3	Articles of Association of Affimed N.V. (incorporated by reference hereon to Exhibit 3.1 to Post-Effective Amendment No. 1 to the Registrant’s Securities Act Registration Statement on Form F-1, filed September 17, 2014 (Registration No. 333-197097))

5	Opinion of De Brauw Blackstone Westbroek N.V., Dutch counsel of Affimed N.V. (filed herewith)

23.1	Consent of KPMG AG Wirtschaftsprüfungsgesellschaft, independent registered public accounting firm (filed herewith)

23.2	Consent of KPMG AG Wirtschaftsprüfungsgesellschaft, independent registered public accounting firm (filed herewith)

23.3	Consent of De Brauw Blackstone Westbroek N.V. (included in Exhibit 5)

24	Power of Attorney (included in the signature pages hereto)

99.1	Affimed N.V. Equity Incentive Plan 2014 (filed herewith)

99.2	Affimed N.V Stock Option Equity Incentive Plan 2007 (filed herewith)

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the Plan not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Heidelberg, Germany, on this 18th day of September, 2014.

Affimed N.V.

By:	/s/ Adi Hoess
Name:	Adi Hoess
Title:	Chief Executive Officer

By:	/s/ Florian Fischer
Name:	Florian Fischer
Title:	Chief Financial Officer

National Corporate Research, Ltd. (Authorized Representative in the United States)

By:	/s/ Colleen A. DeVries
Name:	Colleen A. DeVries
Title:	SVP of National Corporate Research, Ltd.

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Adi Hoess and Florian Fischer and each of them, individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Adi Hoess	Chief Executive Officer	September 18, 2014
Adi Hoess	(Principal Executive Officer)

/s/ Florian Fischer	Chief Financial Officer	September 18, 2014
Florian Fischer	(Principal Financial and Accounting Officer)

/s/ Thomas Hecht	Director	September 18, 2014
Thomas Hecht

/s/ Berndt Modig	Director	September 18, 2014
Berndt Modig

/s/ Frank Mühlenbeck	Director	September 18, 2014
Frank Mühlenbeck

/s/ Michael B. Sheffery	Director	September 18, 2014
Michael B. Sheffery

/s/ Richard B. Stead	Director	September 18, 2014
Richard B. Stead

/s/ Ferdinand Verdonck	Director	September 18, 2014
Ferdinand Verdonck

EXHIBIT INDEX

Exhibit Number

4.1	Form of Registration Rights Agreement (incorporated herein by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant’s Securities Act Registration Statement on Form F-1, filed July 17, 2014 (Registration No. 333-197097))

4.2	Deed of Issue of Common Shares in the share capital of Affimed N.V. (incorporated herein by reference to Exhibit 4.3 to Post-Effective Amendment No. 1 to the Registrant’s Securities Act Registration Statement on Form F-1, filed as of September 17, 2014 (Registration No. 333-197097))

4.3	Form of Articles of Association of Affimed N.V. (incorporated by reference hereon to Exhibit 3.1 to Post-Effective Amendment No. 1 to the Registrant’s Securities Act Registration Statement on Form F-1, filed September 17, 2014 (Registration No. 333-197097))

5	Opinion of De Brauw Blackstone Westbroek N.V., Dutch counsel of Affimed N.V. (filed herewith)

23.1	Consent of KPMG AG Wirtschaftsprüfungsgesellschaft, independent registered public accounting firm (filed herewith)

23.2	Consent of KPMG AG Wirtschaftsprüfungsgesellschaft, independent registered public accounting firm (filed herewith)

23.3	Consent of De Brauw Blackstone Westbroek N.V. (included in Exhibit 5)

24	Power of Attorney (included in the signature pages hereto)

99.1	Affimed N.V. Equity Incentive Plan 2014 (filed herewith)

99.2	Affimed N.V. Stock Option Equity Incentive Plan 2007 (filed herewith)